UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

KNOLL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1235 Water Street East Greenville PA 18041
(Address of principal executive offices, including zip code)
(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement

On July 21, 2020 (the “Closing Date”), Knoll, Inc. a Delaware corporation (the “Company”) and Furniture Investments Acquisitions S.C.S., a common limited partnership (société en commandite simple) established under the laws of the Grand Duchy of Luxembourg (the “Buyer”) consummated the transactions contemplated by the previously disclosed Investment Agreement, dated as of June 22, 2020 (the “Investment Agreement”), and the Company issued and sold to the Buyer 164,000 shares of the Company’s Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $164 million (the “Closing”). The Investment Agreement was filed as Exhibit 1.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2020.

Registration Rights Agreement

On the Closing Date, in connection with the Closing, the Company and the Buyer entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will provide to the Buyer and its affiliates certain customary registration rights with respect to shares of Common Stock held by the Buyer, including any Common Stock issued upon any future conversion of the Series A Preferred Stock.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

This issuance and sale of 164,000 shares of the Series A Preferred Stock by the Company to the Buyer pursuant to the Investment Agreement is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D, as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act. The Buyer represented to the Company that it is an “accredited investor” (as that term is defined in Rule 501 of the Securities Act) and that it is acquiring the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing.

Item 3.03. Material Modification to Rights of Security Holders

The information contained in Items 1.01 and 5.03 are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 21, 2020, the board of directors of the Company (the “Board”) voted to increase the size of the Board from nine members to ten members in order to elect an individual designated by the Buyer for a term expiring at the third annual meeting of the Company’s stockholders following the Closing Date. The Board appointed Roberto Ardagna, the individual designated by the Buyer under the terms of the Investment Agreement, to fill the newly-created vacancy on the Board. Mr. Ardagna will serve as a Class I director until the Company’s Annual Meeting of Stockholder to be held during 2023.

Mr. Ardagna is currently a Senior Principal at Investindustrial Services Limited. Prior to joining Investindustrial in 2010, Mr. Ardagna worked on the European real estate investment team of The Carlyle Group between 2006 and 2010. He started his career in the investment banking division of Lehman Brothers. Mr. Ardagna holds a Master of Science in Finance and Economics from Bocconi University and an MBA from Harvard Business School.

Mr. Ardagna has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the terms of the Investment Agreement, Mr. Ardagna will not be entitled to compensation (in cash, equity or otherwise), but shall be entitled to reimbursement from the Company for the out-of-pocket fees or expenses incurred (other than in connection with international flights), in a manner consistent with the Company’s practices with respect to expense reimbursement for other members of the Board, in connection with his service as a director of the Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 20, 2020, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series A Preferred Stock. The Certificate of Designations became effective upon filing.

The Series A Preferred Stock ranks senior to the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock has a liquidation preference of $1,000 per share. Holders of the Series A Preferred Stock are entitled to a cumulative dividend at the rate of 4.5% per annum, payable quarterly in arrears, as set forth in the Certificate of Designations. The Company may elect, in its sole discretion, to pay dividends in cash or as a dividend in-kind (additional shares of Series A Preferred Stock having value equal to the amount of accrued dividends) until the two year anniversary of the Closing Date, after which the Company must pay dividends in cash. For purposes of the foregoing sentence, the deemed value of a share of Series A Preferred Stock is equal to its liquidation preference of $1,000 per share plus any accrued and unpaid dividends.

The Series A Preferred Stock is convertible at the option of the holders thereof at any time into shares of Common Stock at an initial conversion price of $16.7500 per share of Series A Preferred Stock, subject to certain anti-dilution adjustments. At any time after the two year anniversary of the Closing Date, if the volume weighted average price of the Common Stock exceeds $29.3125 per share, as may be adjusted pursuant to the Certificate of Designations, for at least 20 trading days in any period of 30 consecutive trading days, the Company may elect to convert all or a portion of the Series A Preferred Stock into shares of Common Stock in accordance with the Certificate of Designations.

Holders of the Series A Preferred Stock are entitled to vote as a single class with the holders of the Common Stock on an as-converted basis. Holders of the Series A Preferred Stock are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock and increases or decreases in the number of authorized shares or issuances of shares of Series A Preferred Stock after the Closing Date.

At any time on or after the sixth anniversary of the Closing Date, the Company may redeem, in whole or, from time to time, in part, the shares of Series A Preferred Stock for a redemption price equal to: (i) the sum of (x) the liquidation preference thereof, plus (y) all accrued and unpaid dividends, multiplied by (ii) (A) 110% if the redemption occurs at any time on or after the sixth anniversary of the Closing Date and prior to the seventh anniversary of the Closing Date, (B) 105% if the redemption occurs at any time on or after the seventh anniversary of the Closing Date and prior to the eighth anniversary of the Closing Date, and (C) 100% if the redemption occurs at any time on or after the eighth anniversary of the Closing Date.

Upon certain change of control events involving the Company, the holders of the Series A Preferred Stock may either (i) convert their shares of Series A Preferred Stock into Common Stock at the then-current conversion price or (ii) cause the Company to redeem their shares of Series A Preferred Stock. Additionally, upon certain change of control events involving the Company, the Company may elect to redeem the Series A Preferred Stock. If the holders of the Series A Preferred Stock elect to have their shares of Series A Preferred Stock redeemed, or if the Company elects to redeem the Series A Preferred Stock, in each case, in connection with a change of control, the redemption price per share will be an amount in cash equal to 100% of the sum of the liquidation preference thereof and all accrued but unpaid dividends, plus a “make-whole” premium if such change of control occurs on or before the seventh anniversary of the Closing Date, plus, (i) if the redemption date is prior to the sixth anniversary of the Closing Date, all dividends that would have accrued on such share from the change of control redemption date to the sixth anniversary of the Closing Date, or (ii) if the redemption date is on or after the sixth anniversary of the Closing Date and prior to the seventh anniversary of the Closing Date, all dividends that would have accrued on such share from the change of control redemption date to the seventh anniversary of the Closing Date.

The foregoing description of the Certificate of Designations and the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On July 21, 2020, the Company issued a press release announcing the consummation of the transactions contemplated by the Investment Agreement, including the issuance of the Series A Preferred Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The Company is furnishing the information in this Item 7.01 and Exhibit 99.1 to comply with Regulation FD. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
EX 3.1	Certificate of Designations of Knoll, Inc. with respect to the Series A Preferred Stock, dated July 20, 2020, filed with the Secretary of State of the State of Delaware and effective July 20, 2020
EX 10.1	Registration Rights Agreement, dated July 21, 2020, by and between Knoll, Inc. and Furniture Investments Acquisitions S.C.S.
EX 99.1	Press Release of Knoll, Inc., dated July 21, 2020
EX 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: July 23, 2020	By:	/s/ Charles W. Rayfield
		Name:	Charles W. Rayfield
		Title:	Senior Vice President and Chief Financial Officer